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                                                                      EXHIBIT 11


                            MITCHAM INDUSTRIES, INC.
                      STATEMENT RE COMPUTATION OF EARNINGS
                                   PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

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                                                          THREE MONTHS ENDED               SIX MONTHS ENDED
                                                               JULY 31,                       JULY 31,
                                                          -----------------               -----------------
                                                            1998      1997                 1998       1997
                                                          ------     ------               ------     ------
COMPUTATION OF BASIC EARNINGS
  PER COMMON SHARE:

Net income                                               $     852 $   1,190            $   2,532 $   2,913
                                                         --------- ---------            --------- ---------

Weighted average number of common
  shares outstanding                                     9,507,551 7,364,672            9,470,885 6,723,297

Earnings per common share                                $    0.09 $    0.16            $    0.27 $    0.43
                                                         ========= =========            ========= =========

COMPUTATION OF EARNINGS PER COMMON SHARE
  ASSUMING DILUTION:

Net income                                               $     852 $   1,190            $   2,532 $   2,913
                                                         --------- ---------            --------- ---------

Weighted average number of common
  shares outstanding                                     9,507,551 7,364,672            9,470,885 6,723,297

Net effect of dilutive stock options and warrants
 based on the treasury stock method, using
 the average market price                                  195,738   305,239              256,318   255,443
                                                         --------- ---------            --------- ---------
Common shares outstanding assuming dilution              9,703,289 7,669,911            9,727,203 6,978,740
                                                         ========= =========            ========= =========

Earnings per common share assuming dilution              $    0.09 $    0.16            $    0.26 $    0.42
                                                         ========= =========            ========= =========
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